Exhibit 4.31

EXECUTION VERSION

FIRST ADDENDUM TO THE SALE OF A PORTION OF A MINING RIGHT AGREEMENT

(DE KAMP AND PASCHASKRAAL)

between

RUSTENBURG PLATINUM MINES LIMITED

(“the Purchaser”)

and

GA-PASHA PLATINUM MINE PROPRIETARY LIMITED

(“the Seller”)

TABLE OF CONTENTS

		Page No.

1.	Interpretation	1

2.	Introduction	1

3.	Amendment	2

4.	Savings clause	2

5.	Miscellaneous	2

1

1.	Interpretation

1.1

In this Addendum, the following words shall, unless otherwise stated or where inconsistent with the context in which they appear, bear the following meanings and other words derived from the same origins as such words (that is, cognate words) shall bear corresponding meanings:

1.1.1	“Addendum”	this first addendum to the Sale Agreement;

1.1.2	“First Addendum Signature Date”	the date on which this Addendum is signed (whether or not in counterpart) by the last of the signing Parties;

1.1.3	“Parties”	the parties to this Addendum and the Sale Agreement being the Purchaser and the Seller; and

1.1.4	“Sale Agreement”	the Sale of a Portion of a Mining Right Agreement (De Kamp and Paschaskraal) entered into by the Parties on 27 March 2013, together with any Schedules thereto, as may be amended from time to time.

1.2	Except as defined in clause 1.1 or as expressly provided otherwise, capitalised words and phrases in this Addendum shall have the same meanings as defined in the Sale Agreement.

2.	Introduction

2.1	On 27 March 2013, the Parties entered into the Sale Agreement.

2.2	The Parties wish to enter into this Addendum in order to amend the Sale Agreement as set out in clause 3 of this Addendum.

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3.	Amendment

With effect from the First Addendum Signature Date, the Parties amend the Sale Agreement by deleting the date “26 July 2013” from where it appears in clause 3.1 and replacing it with the date “27 September 2013”.

4.	Savings clause

This Addendum constitutes an amendment to the Sale Agreement within the meaning of clause 16.5 of the Sale Agreement. Save as set out herein all the remaining terms and conditions of the Sale Agreement will continue in full force and effect and shall not be amended, varied or changed as a result of the provisions of this Addendum.

5.	Miscellaneous

5.1	No amendment or variation of this Addendum shall affect the terms hereof unless such amendment or variation is reduced to writing and signed by each of the Parties.

5.2	This Addendum may be executed in any number of counterparts, and this has the same effect as if signatures on the counterparts were on a single copy of this Addendum.

3

SIGNATURE PAGE

SELLER

Signed at on 2013

For and on behalf of:

GA-PHASHA PLATINUM MINE PROPRIETARY LIMITED

Name:

Office:
(who warrants his authority)

PURCHASER

Signed at London on 25 July 2013

For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED

Name:	B NQWABABA

Office:	DIRECTOR
(who warrants his authority)

SIXTH ADDENDUM TO SALE OF A PORTION OF A

MINING RIGHT AGREEMENT

(KLIPFONTEIN AND AVOCA)

between

BOKONI PLATINUM MINES PROPRIETARY LIMITED

and

GA-PHASHA PLATINUM MINE PROPRIETARY LIMITED

Sixth Addendum to Klipfontein & Avoca Sale Agreement – 6445838_1	1
15 November 2013

1	PARTIES

1.1	The Parties to this Addendum are -

1.1.1	Bokoni Platinum Mines Proprietary Limited; and

1.1.2	Ga-Phasha Platinum Mines Proprietary Limited.

1.2	The Parties agree as set out below.

2	INTERPRETATION

2.1	In this Addendum, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings -

2.1.1	“Addendum” means this sixth addendum to the Main Agreement; and

2.1.2	“Main Agreement” means the sale of a portion of a mining right agreement (Klipfontein and Avoca) entered into between the Parties on 7 September 2012, as amended by the Parties from time to time.

2.2

All capitalised terms in this Addendum not defined in this clause 2 shall have the meaning ascribed thereto in the Main Agreement and, unless otherwise indicated herein, any reference to the word “clause” refers to a clause of the Main Agreement.

3	INTRODUCTION

3.1	It is recorded that -

3.1.1	the Parties entered into the Main Agreement;

3.1.2	the Main Agreement was subject to the fulfilment of the Condition Precedent; and

3.1.3	the Parties wish to amend certain conditions of the Main Agreement.

3.2	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

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4	AMENDMENT OF MAIN AGREEMENT

The Main Agreement is hereby amended by deleting the date “15 November 2013” from where it appears in clause 4.1 and replacing it with the date “31 January 2014”.

5	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Main Agreement shall mutatis mutandis continue to apply.

6	SIGNATURE

6.1	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2

This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Addendum as at the date of signature of the Party last signing one of the counterparts.

6.3	The persons signing this Addendum in a representative capacity warrant their authority to do so.

SIGNED at SANDTON on 15 November 2013

For and on behalf of

BOKONI PLATINUM MINES PROPRIETARY LIMITED

Signature

AHCH Motaung
Name of Signatory

Director
Designation of Signatory

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SIGNED at SANDTON on 15 November 2013

For and on behalf of

GA-PHASHA PLATINUM MINE PROPRIETARY LIMITED

Signature

AHCH Motaung
Name of Signatory

Director
Designation of Signatory